UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2023

Heliogen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 West Union Street
Pasadena, California 91103

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLGN	New York Stock Exchange
Warrants, each whole warrant exercisable for shares of Common stock at an exercise price of $11.50 per share	HLGN.W	New York Stock Exchange
Preferred Share Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

On August 25, 2023, Heliogen, Inc., a Delaware corporation (the “Company”), issued a press release announcing that the Company's Board of Directors approved a reverse stock split of the Company’s common stock at a ratio of 1-for-35 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every 35 shares of the Company’s issued and outstanding common stock as of 5:00 p.m. (Eastern Time) on Thursday, August 31, 2023 will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share. The Company’s common stock will be assigned a new CUSIP number (42329E204) and is expected to begin trading on a split-adjusted basis on Friday, September 1, 2023. The Company’s common stock and publicly traded warrants will continue to trade on the NYSE under their existing ticker symbols "HLGN" and “HLGN.W”, respectively, following the Reverse Stock Split. The CUSIP number for the Company’s public warrants will remain unchanged. The Reverse Stock Split will reduce the number of shares of common stock issuable upon the exercise or vesting of its outstanding stock options and warrants in proportion to the ratio of the Reverse Stock Split and will cause a proportionate increase in the conversion and exercise prices of such stock options and warrants. The Reverse Stock Split will not change the total number of authorized shares of common stock or preferred stock.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The Reverse Stock Split impacts all holders of the Company’s common stock proportionally and does not impact any stockholder’s percentage ownership of common stock (except to the extent the reverse stock split results in any stockholder owning only a fractional share).

The Reverse Stock Split will be implemented pursuant to a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation, The Company will effect the Reverse Stock Split in accordance with the authority granted to the Company’s Board of Directors by the Company’s stockholders at the annual meeting of stockholders held on August 3, 2023.

The Press Release announcing the Reverse Stock Split is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heliogen, Inc.

Dated:	August 25, 2023	By:	/s/ Christiana Obiaya
Christiana Obiaya
Chief Executive Officer